APPLICATION FOR LIFE INSURANCE
                     FIRST INVESTORS LIFE INSURANCE COMPANY
                       95 Wall Street, New York, NY 10005
PART ONE
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1.  Name of Proposed Insured


    First                          Middle                               Last
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2a.  Social Security Number

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2b.  Date of Birth         2c.  Age Last             2d.  Place of Birth
                                Birthday

    Month  Day  Year                                   State and Country
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3a.  Sex                              3b.  Marital Status
             |_| Male   |_| Female
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4.  Proposed Insured's Drivers License Number

    State of Issue

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5.  Residence Address                                 No. of Yrs._________

    Street and No.__________________________________________

    City________________ State____________ Zip Code_________
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6.  Business Address

    Employer__________________________  No. of Yrs._________

    Street and No.__________________________________________

    City________________ State____________ Zip Code_________
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7a. Occupation             7b. Send Premium Notices to Owner at:
                                  |_| Residence |_| Business

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8.  Life Insurance in Force                              (If none, state "None")
    (attach additional sheet if necessary)

    Year Issued          Company        Amount        Amount Accidental Death

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9.  Is the policy applied for intended to replace any life insurance
    or annuity currently in force?                               |_| Yes  |_| No

    (If yes, furnish policy numbers and companies under "remarks" below)

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10.  Does the Proposed Insured contemplate flying, or have they flown during the past two years, other than as a passenger on a regularly scheduled airline?
     (If yes, complete Aviation Questionnaire)                   |_| Yes  |_| No
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11.  Has the Proposed Insured:

a.   ever been limited, postponed , rated or rejected for life, accident or
     health insurance?                                           |_| Yes  |_| No

b.   within the last five years been confined in a hospital or received any
     medical or surgical attention?                              |_| Yes  |_| No

c. ever had, or consulted a physician or medical practitioner for heart trouble, high blood pressure, cancer, diabetes, lung, kidney or stomach
     disorder, or any other physical impairment?                 |_| Yes  |_| No

11d.  Proposed Insured's                    Height ______       Weight______
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12.  Proposed Insured will be Owner of Policy unless otherwise indicated below.

     Owner's Name________________________________________________

     Address_____________________________________________________

     City, State, Zip ___________________________________________

     Relationship________________________________________________

     Social Security # __________________________________________

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15a.  Amount of Insurance              15b.  Plan of Insurance
         Applied For
                                              Modified Single Premium
         $ ________________                        Variable Life

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16a.  Premiums Payable:                16b.  Premium Paid with Application

        Single  |_|                            $ ________________
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17.   Has the Proposed Insured used any form of tobacco or
      nicotine-based products within the past 36 months?

      |_| Yes  |_| No

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18.  Beneficiary Designation

     a.  Primary Beneficiary Name

________________________________________________________________________________

Address_________________________________________________________________________

Social Security #_______________________________________________________________

Relationship____________________________________________________________________

       b.  Contingent Beneficiary Name

________________________________________________________________________________

Address_________________________________________________________________________

Social Security #_______________________________________________________________

Relationship____________________________________________________________________

Note: If more than one Primary and/or Contingent Beneficiary is named please note same information as above in Remarks section.

Except as otherwise directed: (A) the proceeds are to be divided equally among all persons who are named as Primary Beneficiary and who survive the Insured. If none survive the Proposed Insured, the proceeds will be paid equally among all persons who are named as Contingent Beneficiary who survive the Insured and (B) the right to change the beneficiary is reserved.
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19a.  Select the Subaccounts of the Separate Account and the percentage of the initial net annual premium to be allocated to each.

                             Subaccount Series             % Allocated
                         -------------------------         -----------

                         [       Blue Chip        ]     __________________
                         [   Cash Management      ]     __________________
                         [       Discovery        ]     __________________
                         [     Focused Equity     ]     __________________
                         [       Government       ]     __________________
                         [        Growth          ]     __________________
                         [      High Yield        ]     __________________
                         [International Securities]     __________________
                         [   Investment Grade     ]     __________________
                         [      Value Income      ]     __________________
                         [ Target Maturity 2007   ]     __________________
                         [ Target Maturity 2010   ]     __________________
                         [ Target Maturity 2015   ]     __________________

                         Fixed Account (maximum 25%)    __________________
                              Total Allocation                100%

             When the subaccount selections go into effect
             ---------------------------------------------

Once the variable life insurance policy is issued, the initial net premium will be invested in the "Cash Management Fund" subaccount for a period of 20 days. After 20 days, the Company will invest the initial net premium in the subaccounts selected above.


SPVL-APP (10/04)                                                               1

                         APPLICATION FOR LIFE INSURANCE
                     FIRST INVESTORS LIFE INSURANCE COMPANY
                       95 Wall Street, New York, NY 10005

PART ONE CONT
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13.  Suitability

a. Does the Proposed Insured understand that under the policy applied for, the amount of death benefit above the guaranteed minimum death benefit and the entire amount of the cash value may increase or decrease depending
      upon investment experience?                                 |_| Yes |_| No

b. Does the Owner understand that (i) the policy values reflect certain deductions and charges and (ii) the cash value may be subject to a surrender charge, if any upon policy surrender, lapse or face amount
      reduction?                                                  |_| Yes |_| No

c.    Does the Proposed Insured believe that this policy will meet their
      insurance needs and financial objectives?                   |_| Yes |_| No

d.    Did the Proposed Insured receive a prospectus?              |_| Yes |_| No

            If "Yes", give date of prospectus.  ________________________________

________________________________________________________________________________

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14.  Furnish details in connection with any "Yes" answers to questions
      11a, b and c.  (attach additional sheet if necessary)










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Remarks (Include any special instructions)










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Note: The Systematic Transfer Option OR the Automatic Variable Subaccount
      Reallocation Option may be selected not both.

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19b.  Systematic Transfer Option

Do you select the Systematic Transfer Option feature of your policy?
       |_| Yes                                       |_| No

If "Yes" select the frequency at which you would like Systematic
Transfer to occur.
       |_| Monthly                                   |_| Quarterly

           Which Subaccounts will be used for the transfer?


         Transfer      Subaccounts Series             To
         Amount**              From             Subaccounts Series
         --------              ----             ------------------
       ___________  [        Blue Chip       ]  _________________
       ___________  [    Cash Management     ]  _________________
       ___________  [        Discovery       ]  _________________
       ___________  [     Focused Equity     ]  _________________
       ___________  [       Government       ]  _________________
       ___________  [        Growth          ]  _________________
       ___________  [      High Yield        ]  _________________
       ___________  [International Securities]  _________________
       ___________  [   Investment Grade     ]  _________________
       ___________  [      Value Income      ]  _________________
       ___________  [  Target Maturity 2007  ]  _________________
       ___________  [  Target Maturity 2010  ]  _________________
       ___________  [  Target Maturity 2015  ]  _________________

**minimum transfer amount is $100 (whole dollar amounts only.)
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20c.  Automated Subaccount Reallocation Option

Do you select  the  Automated  Subaccount  Reallocation  Option  feature of your
policy?                                                           |_| Yes |_| No

Reallocation will occur quarterly based on the net premium allocations selected above for the Subaccounts in Section 19a. The Fixed Account is not eligible for automatic reallocation. Refer to your prospectus for additional information.

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      There shall be no contract of insurance unless a policy is issued based on this application. The full first premium must be paid during the lifetime of the Insured and while his (her) health is as stated in this application. But if any premium is paid in advance to an agent of the Company at the time this application is signed and the Conditional Receipt is given to the Proposed Insured, the terms of the Conditional Receipt shall apply. All statements and answers contained in this application are full, complete and true to the best of my (our) knowledge and belief. I (We) understand that they shall become part of any policy issued.

      No agent or medical examiner is authorized to make or discharge contracts or waive any of the conditions or provisions of any application, policy or receipt. Only the President, Vice President, Actuary, or Secretary of the Company may make, modify or discharge contracts or waive any of the Company's rights or requirements and then only in writing.

      Illustrations of benefits under the policy applied for, including death benefits, policy values, and surrender values, are available from the Company upon request.

Dated ___________________________  this _________ day of __________, 2__________
           City and State                 Day              Month        Year

Signature of  Proposed Insured _____________________________________

Witness ____________________________________________________________

Signature of Applicant _____________________________________________
(If other than Proposed Insured)


SPVL-APP (10/04)                                                               2

                         APPLICATION FOR LIFE INSURANCE
                     FIRST INVESTORS LIFE INSURANCE COMPANY
                       95 Wall Street, New York, NY 10005

PART ONE CONT.

                               A. ACKNOWLEDGEMENT

I hereby acknowledge receiving and reading the Notice attached hereto pertaining to Illustration of Benefits, Investigative Consumer Reports and the Medical Information Bureau and authorize the Company to secure an Investigative Consumer Report.

                                B. AUTHORIZATION

I hereby authorize any licensed physician, medical practitioner, hospital, clinic or other medical related facility, insurance company, the Medical Information Bureau, or other organization, institution or person, that has any records or knowledge of me or my health, to give First Investors Life Insurance Company or its reinsurers any such information.

A photographic copy of this authorization shall be as valid as the original.

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For Ages 0-14, you must furnish amount of life insurance in force on the life of the Applicant/Owner

Company ________________   ________________   ________________  ________________

Amount  $_______________   $_______________   $_______________  $_______________

NOTE: New York Insurance Law Section 3207 provides that we may not knowingly issue any life insurance policy which, together with the amount of life insurance under any other policy or policies in force on a minor under the age of 14 1/2, is in excess of the greater of (1) $25,000, or (2) 50% of the amount of life insurance in force on the life of the person effectuating the insurance. In the case of a minor under the age of 4 1/2, we may not knowingly issue any life insurance policy which, together with the amount of life insurance under any other policy or policies in force, is in excess of the greater of (1) $25,000, or (2) 25% of the amount of life insurance in force on the life of the person effectuating the insurance.

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                        Date _________________________________


Witness _____________________________________________________________

Signature of  Proposed Insured ______________________________________


SPVL-APP (10/04)                                                               3

                         APPLICATION FOR LIFE INSURANCE
                     FIRST INVESTORS LIFE INSURANCE COMPANY
                       95 Wall Street, New York, NY 10005

                                 AGENT'S REPORT


APPLICATION SUBMITTED ON  |_| Non-Medical basis
                          |_| Medical basis.
                              To be examined by Dr. __________  on  ____________

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                           CONCERNING PROPOSED INSURED
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1a.   Do you personally know the Proposed Applicant ______
                                                           |_| Well |_| Casually

      b.    How long? ____________________________________________________

      c.    If related, state relationship _______________________________

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2.    Give occupations, names of employers and business address during the last two years differing from the present, including dates. (If none, so state)


         _______________________________________________________________


         _______________________________________________________________


         _______________________________________________________________


         _______________________________________________________________


         _______________________________________________________________


         _______________________________________________________________

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3a.   Worth? ___________________________________________________________


      b.    Annual Income? _____________________________________________

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4a.  Full maiden name? __________________________________________________

      b.    What is spouse's:

            (1)   Full name? ____________________________________________

            (2)   Date of birth? ________________________________________

            (3)   Occupation? ___________________________________________

            (4)   Business Address? _____________________________________

      c. Is his/her life insured? _____________ (If so, what companies and how much?)


         _______________________________________________________________


         _______________________________________________________________

      d.    If previously married, former spouse's name?


         _______________________________________________________________

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5.    If the Proposed Insured is a student, or under 21and not self- supporting for the past year, give parent's or guardian's name, address and occupation.


         _______________________________________________________________


         _______________________________________________________________


         _______________________________________________________________

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6.    Do you know of anything which would make the Proposed Insured  undesirable
      as an insurance risk?                                       |_| Yes |_| No

      (If "yes", furnish details.)

         _______________________________________________________________


         _______________________________________________________________


         _______________________________________________________________

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                              CONCERNING PURCHASER

       Questions 7, 8 and 9 are required only when Purchaser is other than
                                Proposed Insured.
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7a.  ________________________________       b.  ________________________________
            Type of Business                          Business Address

  c.  ________________________   d. ________________  e.________________________
           Annual Income                Assets                 Liabilities

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8.    If firm or corporation,

      (a) State names of members and officers and amounts of insurance on their lives owned by Purchaser.



      (b)   When and where organized.


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9.    Indicate reasons for and amount of Purchaser's insurable interest, if any, in Proposed Insured.












================================================================================
                 CONCERNING PROPOSED INSURED (CHILD) AGES 0-14
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10.   Did you personally see the Proposed Insured?                |_| Yes |_| No

      When? ____________________________________________________________________

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11.   If Applicant is not Proposed Insured's father or mother, explain insurable interest.


         _______________________________________________________________


         _______________________________________________________________


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12.  Indicate life insurance in force on brothers and sisters.

              Age          Amount                      Age     Amount

Brothers  __________   __________        Sisters  __________   __________

          __________   __________                 __________   __________

          __________   __________                 __________   __________

          __________   __________                 __________   __________

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SPVL-APP (10/04)                                                               4

                         APPLICATION FOR LIFE INSURANCE
                     FIRST INVESTORS LIFE INSURANCE COMPANY
                       95 Wall Street, New York, NY 10005

AGENT'S REPORT CONT.

------------------------------------------------------------------------------------------------------------------------------------
QUESTION 13 MUST BE ANSWERED

13.  To the best of my knowledge, a replacement of life insurance   |_| is  |_| is not involved in this         ANNUAL
     transaction.                                                                                              PREMIUM
--------------------------------------------------------------------------------------------------------------           -----------

Commissions will be paid only to the Agent whose signature appears on this report.  If there are two agents, both must sign.

---------------------------------     -----------------------------     ---------------     ---------------     -------------
        Signature of Agent                   Name of Agent                 Ident. No.           Manager           Ident. No.


---------------------------------     -----------------------------     ---------------     ---------------     -------------
        Signature of Agent                   Name of Agent                 Ident. No.           Manager           Ident. No.

----------------- --------- -------- ------------------------- -------- -------- ----------------------- -------- ------------------
For
H.O. Use
----------------- --------- -------- ------------------------- -------- -------- ----------------------- -------- ------------------

All the above answers are full,  complete and true to the best of my knowledge and belief and are a continuation  of and form a part of the application for insurance to First Investors Life Insurance Company.


Dated at ________________________________________________________ this _________ day of  _____________, 2_______________
                       City                State                          Day                Month            Year

                                                                Signature of
Witness ______________________________________________________  Proposed Insured ______________________________________
                                Agent


SPVL-APP (10/04)                                                               5

                         APPLICATION FOR LIFE INSURANCE
                     FIRST INVESTORS LIFE INSURANCE COMPANY
                       95 Wall Street, New York, NY 10005

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      Life Line (Electronic Funds Transfer) Premium Payment Instructions

I authorized First Investors Life Insurance Company (FIL) to initiate monthly debit entries to my bank account listed below on the monthly premium due date of my policy. Life Line Payments will be applied to my First Investors Life Insurance Policy on the same day my bank account is debited or, if that day is a weekend or holiday, on the following business day. I agree that if such debit is not honored by the bank upon presentation, FIL may discontinue this service. I understand that the Life Line program will be discontinued upon 10 days of my written notice. If my Life Line program is discontinued, I understand that (1) the mode of premium payment will be changed to quarterly and (2) I will be responsible for making payment of the quarterly premium directly to FIL.



_______________________________________________             _______________________________________            _____________________
Financial Institution's Name                                Account Number at Financial Institution                Account Type


_______________________________________________             ABA# |__|__|__|__|__|__|__|__|__|
Financial Institution's Street Address


____________________________________________________________________________________________________________________________________
Financial Institution's City                        Financial Institution's State                  Financial Institution's Zip Code


_____________________________________________________     __________________________________________________________________________
Depositor's Signature                            Date     Joint Depositor's Signature (if any)                          Date



_____________________________________________________     __________________________________________________________________________
Depositor's Name (Please Print)                           Joint Depositor's Name (Please Print)


                                           Attach a Voided Check or Pre-Printed Deposit Slip

--------------------------------------------------------------------------------


SPVL-APP (10/04)                                                               6

                               Conditional Receipt
                                                                        [123456]

UNLESS EACH AND EVERY CONDITION SPECIFIED IN PARAGRAPH A BELOW IS FULFILLED EXACTLY, NO INSURANCE WILL BECOME EFFECTIVE PRIOR TO POLICY DELIVERY. NO AGENT IS AUTHORIZED TO ALTER OR WAIVE ANY OF THESE CONDITIONS.


Received  from______________________________________  the sum of ______________,
the amount entered in item 16b in Part One of an application to First Investors Life Insurance Company corresponding in date and number with this receipt.

A. CONDITIONS UNDER WHICH INSURANCE MAY BECOME EFFECTIVE. If each and every one of the following conditions is fulfilled exactly:

      (1) The amount of premium taken with the application is equal to the premium for the amount of life insurance and risk class applied for.

      (2) The Proposed Insured is on the Effective Date, as defined below, insurable by the Company under its rules and practices at the risk class and for the amount applied for without modification;

then insurance as provided by the terms and conditions of the policy applied for, but for an amount not exceeding that specified in Paragraph B, will become effective as of the Effective Date.

"Effective Date" as used on this Receipt means the latest of: (a) the date of Part One of the application and (b) the date of Part Two (if required) of the application, including the medical examination (if any) required by the Company's published underwriting rules.

B. MAXIMUM AMOUNT OF INSURANCE WHICH MAY BECOME EFFECTIVE PRIOR TO POLICY DELIVERY. The amount of the insurance which may become effective prior to policy issue and delivery shall in no case exceed the lesser of (a) the Face Amount on line 15a of the Application or (b) $100,000 plus the Premium Paid with the Application, line 16b.

C. RETURN OF PREMIUM TAKEN. If one or more of the conditions in Paragraph A have not been fulfilled exactly, there is no liability on the part of the Company except to return the premium Paid with Application, line 16b.


Dated at __________________________ this ____________ day of __________, 2______


                                     ___________________________________________
                                                    Signature of Agent

I acknowledge that I have read the terms of this receipt, have had them explained to me by the agent and understand that the insurance applied for shall not be effective unless and until the conditions of this receipt have been complied with exactly.

                                     ___________________________________________
                                     Signature of Proposed Insured or Applicant,
                                          if other than the Proposed Insured

NOTE: This receipt must be filled in signed as indicated above and given to the Proposed Insured or Applicant, if other than the Proposed Insured, if any payment is made on account of the first premium. OTHERWISE IT MUST NOT BE DETACHED.


SPVL-APP (10/04)                                                               7

                     FIRST INVESTORS LIFE INSURANCE COMPANY
                       95 Wall Street, New York, NY 10005

                THIS NOTICE MUST BE GIVEN TO THE PROPOSED INSURED


INVESTIGATIVE CONSUMER REPORTS

As part of our underwriting procedure, a routine investigation may be obtained which will provide applicable information concerning character, general reputation, personal characteristics and mode of living. This information will be obtained through personal interviews with your friends, neighbors, and associates. Upon written request to the Company, at the above address, further information on the nature and scope of the investigation will be provided, including whether or not an investigation was actually done and the name and address of the consumer reporting agency, from which, upon request, you will receive a copy of such investigation.


MEDICAL INFORMATION BUREAU

Information regarding your insurability will be treated as confidential. First Investors Life Insurance Company (FIL) or its reinsurers may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number
(617) 426-3660.

FIL, or its reinsurers may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.


SPVL-APP (10/04)                                                               8